Exhibit 23.2





                     CONSENT OF INDEPENDENT AUDITORS



  We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-48806 and No. 333-66033) pertaining to the Witco Corporation Employee Retirement Savings Plan of our report dated June 18, 1999, with respect to the financial statements of the Witco Corporation Employee Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                         /s/ERNST & YOUNG LLP


  Stamford, Connecticut
  June 27, 2000